UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASTRONOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

We have made available on the Investor Relations section of our website a new page entitled “Protect Your Investment” (https://investors.astronovainc.com/investors/protect-your-investment/default.aspx) which includes important information regarding our upcoming 2025 Annual Meeting of Shareholders. The body of the Protect Your Investment page appears below.

Important Additional Information

In connection with its 2025 Annual Meeting of Shareholders, AstroNova has filed a definitive proxy statement with the SEC and caused it to be mailed, together with an annual report and proxy card, to each of our shareholders. The proxy statement and a copy of the other materials that we file with the SEC from time to time, including our Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2025, may be obtained free of charge via the Internet at www.sec.gov and through the Investor Relations page of our corporate website, https://investors.astronovainc.com/investors/financial-reports/annual-reports-and-proxy/default.aspx. In addition, investors and security holders may obtain free copies of the proxy statement, the annual report and other proxy materials by directing a written request to ALOTproxy@allianceadvisors.com.

The proxy statement and other relevant materials we have made or will make available contain important information about the director nominees and the other matters to be voted upon by shareholders at the 2025 Annual Meeting of Shareholders. AstroNova urges shareholders to read the proxy statement, and any other relevant materials we make available, before making any decision with respect to the matters to be voted upon at the 2025 Annual Meeting of Shareholders, including the election of directors.

AstroNova” About Us Our Culture Our Businesses Investors Investors Events & Prosentation.s Financial Reports Stock Information Corporate Governance Resources Protect Your Investment Protect Your Investment Home Investors I Protect Your Investment PROTECT YOUR INVESTMENT IN ASTRONOVA Your vote is particularly critical at this year’s upcoming Annual Meeting of Shareholders. AstroNova is executing a clear strategy to drive long-term growth, and we urge you to vote to re-elect ALL six of AstroNova’s Board of Director nominees on the WHITE proxy card to avoid serious disruption to this of our strategy and interference in to our business. Activist investor Samir Patel. through his firm Askeladden Capital, is pursuing a very costty and highly distracting campaign to replace our Board with a slate of unqualified nominees. who collectively lack the leadership experience and expertise to guide our strategic d irection. tf you receive a gold proxy card from Askeladden Capital or Samir Patel, please discard it and vote on the WHITE proxy card FOR Allsix AstroNova nominees. Please review the important information below on our strategic progress and why your vote is so important this year: FY 2025 Annual Report FY 2025 Proxy Statement Sharoholder Lotter: Growth Stratogy and Board Strength IRCONTACT EMAIL ALERTS QUICK LINKS AstroNova, Inc. Deborah Pawlowski lll\I’CStOf FAOs lfl\IC’Stof Relations Alliance Advisors IR Your email address SEC R ings Dcp.·utment Phone: (716) 843-3908 lnlcractivc Analyst Ccolcr GOO East Grocnwich Email: AstroNovalnc.com Avoroc ALOT IIianccacMsofs.com SUBMIT OuidcL1bcl.com West Warwick. Rl 02893 Note you arc being r tcrodfor all cm.oil alert riStS. click here lO select indi\iidl..d alert lists. News Carees Contact Us